Annual Meeting May 9, 2012

Forward Looking Statements 2 This presentation contains forward - looking statements, which can be identified by the use of words such as “believes,” “expects, ” “anticipates,” “estimates” or similar expressions. These forward - looking statements include, but are not limited to:  statements of our goals, intentions and expectations;  statements regarding our business plans, prospects, growth and operating strategies;  statements regarding the asset quality of our loan and investment portfolios; and  estimates of our risks and future costs and benefits. These forward - looking statements are subject to significant risks and uncertainties. Actual results may differ materially from t hose contemplated by the forward - looking statements due to, among others, the following factors: » general economic conditions, either nationally or in our market areas, that are worse than expected; » changes in the interest rate environment that reduce our margins or reduce fair value of financial instruments; » increased competitive pressures among financial services companies; » changes in consumer spending, borrowing and savings habits; » legislative or regulatory changes that adversely affect our business; » adverse changes in the securities and credit markets; and » changes in accounting policies and practices, as may be adopted by bank regulatory agencies or the Financial Accounting Standards Board. Any of the forward - looking statements that we make in this presentation and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequen tly , no forward - looking statement can be guaranteed. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by th ese forward - looking statements.

3 Market Summary as of 4/25/12 Issuer: SI Financial Group, Inc. Listing / Ticker: Nasdaq Global Market / “SIFI” Market Price Per Share: $11.54* Shares Outstanding: 10,577,251 Market Capitalization: $122.1 million Tangible Book Value Per Share: $12.11 Price to Tangible Book Value: 95.30% Dividend Yield: 1.04%

Company Overview

Company Profile 5  Headquartered in Willimantic, CT  Established in 1842  Total assets in 1995: $252 million As of December 31, 2011 / March 31, 2012 :  Total assets: $955.0 M / $974.0 M  Total capital: $130.5 M / $131.6 M  Number of banking offices: 21  Number of full - time employees: 239 / 224  Number of part - time employees: 38 / 37

Experienced Management Team 6  Savings Institute’s management team is comprised of experienced individuals that have operated through various credit cycles and have executed the Bank’s growth strategy  162 years of Banking Experience, 97 years at SIBT  CEO, CFO and CLO with 91 years of commercial bank experience  Chief Risk Officer with 19 years of compliance and operations experience Name Position Years of Experience Years with Savings Institute Rheo A. Brouillard Director, President and Chief Executive Officer 35 16 Brian J. Hull Chief Financial Officer and Treasurer 25 14 David T. Weston Senior Vice President and Senior Trust Officer 24 7 William E. Anderson Senior Vice President and Retail Banking Officer 19 16 Laurie L. Gervais Senior Vice President and Director of Human Resources 28 28 Michael J. Moran Senior Vice President and Senior Credit Officer 31 16

Market Area Overview 7  30 miles east of Hartford, Connecticut  Diverse economy primarily oriented to the educational, service, entertainment, manufacturing and retail industries. Largest employers include:  The Mohegan Sun and Foxwoods casinos  General Dynamics Defense Systems  Pfizer, Inc.  Several institutions of higher education (University of Connecticut, Eastern Connecticut State University, Mitchell College, Connecticut College)  4 major hospitals (Windham, Day Kimball, William W. Backus, and Lawrence & Memorial)  Small to mid - sized businesses generally support the local economies  During the current economic downturn Savings Institute’s primary market area has remained a relatively stable banking market  In the 5 counties Savings Institute maintains branches, median household income levels ranged from $54,000 to $74,000 versus $65,000 for Connecticut and $50,000 for the U.S.

Market Area Presence

- Savings Institute is among the top 10 banks by market share in 3 of the 5 counties in which it does business

Windham, CT

Rank	Institution (ST)	Branches	Deposits ($000)	Market Share
1	SI Financial Group Inc. (CT)	7	$308,416	20.67%
2	PSB Holdings Inc. (MHC) (CT)	5	272,091	18.24
3	First Niagara Finl Group (NY)	6	220,976	14.81
4	Citizens National Bancorp (CT)	5	194,126	13.01
5	Bank of America Corp. (NC)	4	169,101	11.33
6	Liberty Bank (CT)	2	128,115	8.59
7	Jewett City Savings Bank (CT)	3	92,058	6.17
8	People's United Financial Inc. (CT)	3	60,633	4.06
9	RBS	1	32,103	2.15
10	Eastern Federal Bank (CT)	1	14,469	0.97
	Total For Institutions In Market	37	$1,492,088	

Tolland, CT

Rank	Institution (ST)	Branches	Deposits ($000)	Market Share
1	Rockville Financial Inc. (CT)	7	$607,621	27.88%
2	First Niagara Finl Group (NY)	11	576,082	26.43
3	Bank of America Corp. (NC)	5	236,533	10.85
4	People's United Financial Inc. (CT)	5	198,493	9.11
5	Stafford Savings Bank (CT)	3	154,525	7.09
6	SI Financial Group Inc. (CT)	3	128,974	5.92
7	Webster Financial Corp. (CT)	2	88,414	4.06
8	Liberty Bank (CT)	1	81,015	3.72
9	Toronto-Dominion Bank	1	42,924	1.97
10	New England Bancshares (CT)	1	24,598	1.13
	Total For Institutions In Market	41	$2,179,465	

New London, CT

Rank	Institution (ST)	Branches	Deposits ($000)	Market Share
1	RBS	14	$771,132	18.81%
2	Chelsea Groton Bank (CT)	14	$661,670	16.14
3	People's United Financial Inc. (CT)	12	554,514	13.53
4	Liberty Bank (CT)	9	450,121	10.98
5	Dime Bank (CT)	10	434,284	10.60
6	Bank of America Corp. (NC)	11	432,726	10.56
7	SI Financial Group Inc. (CT)	8	198,586	4.85
8	Jewett City Savings Bank (CT)	2	106,791	2.61
9	Eastern Federal Bank (CT)	3	104,481	2.55
10	Webster Financial Corp. (CT)	3	81,262	1.98
	Total For Institutions In Market	95	$4,098,546	

Source: FDIC. Data as of 6/30/11.

8

Business Strategy 9  Continue community oriented focus by offering a full range of financial products and services to its customers  Optimize future growth opportunities by executing a proven business model and by opportunistically seeking branch or whole bank acquisitions in areas in or adjacent to existing market area  Prudently diversify the asset mix and geographic concentration by selectively increasing the percentage of commercial business loans, multi - family loans and commercial real estate loans locally and in the New England region and by expanding the existing portfolio of time share and homeowner association loans.  Continue conservative underwriting practices and maintain a high quality loan portfolio  Increase core deposits by emphasizing demand, savings and money market accounts  Supplement noninterest income through expanded mortgage banking operations and existing wealth management operations

Financial Highlights

Franchise Growth 11  Savings Institute has grown organically and through acquisitions, resulting in an asset CAGR from 2006 to 2011 of 4.8%  Since 2005 has acquired 2 branches, opened 4 branches and relocated or renovated 6 existing branches, expanding market presence in Tolland, New London, Hartford and Middlesex counties Total Assets ($000s) $757,037 $790,198 $853,122 $872,354 $926,409 $955,047 $974,032 $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 2006 2007 2008 2009 2010 2011 3/31/2012

Diversified Loan Portfolio 12  Savings Institute has diversified its portfolio mix by increasing commercial real estate, multi - family and commercial business lending while maintaining prudent underwriting practices  Increased focus on SBA and USDA guaranteed commercial lending At March 31, 2012 Total Loans: $632.2 million At December 31, 2006 Total Loans: $578.5 million Other loans consist of home equity and other consumer. 1 - 4 Family Residential 54% Multi - family and CRE 20% Construction 8% Other 5% SBA and USDA Guaranteed Commercial 9% Other Commercial 4% 1 - 4 Family Residential 43% Multi - family and CRE 27% Construction 2% Other 6% SBA and USDA Guaranteed Commercial 19% Other Commercial 7%

Commercial Loan Concentrations 13 Commercial loan concentration includes CRE, Multifamily and C&I loans Dollars in thousands % of Commercial % of Commercial Concentrations 3/31/2012 Concentrations Capital Apartments $24,589 10.9% 19% Non Profit & Religious 24,616 10.9% 19% Retail Shopping Centers 12,665 5.6% 10% Office 12,131 5.4% 9% Hospital/Healthcare 11,457 5.1% 9% Social Services 9,153 4.1% 7% Physician Offices 8,004 3.5% 6% Mini Storage 6,066 2.7% 5% Motor Vehicle Dealers 6,098 2.7% 5% Recreational & Fitness 8,349 3.7% 6% Homeowner Associations 11,011 4.9% 8% Others 91,559 40.6% 70% Total $225,698 100% 172%

Asset Quality Trends 14  Savings Institute has maintained high asset quality with solid reserve coverage  Aggressive early recognition of nonperforming loans NPAs and TDRs/Assets Peer group comprised of all publicly traded banks and thrifts in Connecticut. 0.22% 0.34% 0.69% 1.22% 1.78% 2.53% 0.19% 1.09% 1.10% 0.77% 1.24% 1.69% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2006Y 2007Y 2008Y 2009Y 2010Y 2011Y Peer Median Savings Institute 2006 2007 2008 2009 2010 2011 3/31/2012 Total Nonperforming Loans $1,392 $7,632 $9,328 $3,007 $4,925 $10,591 $11,380 Other Real Estate Owned 0 913 0 3,680 1,285 976 384 Total Nonperforming Assets $1,392 $8,545 $9,328 $6,687 $6,210 $11,567 $11,764 Accruing Troubled Debt Restructurings 72 71 69 67 5,261 4,620 4,605 Total NPAs and TDRs $1,464 $8,616 $9,397 $6,754 $11,471 $16,187 $16,369 NPLs/Loans 0.24% 1.29% 1.50% 0.49% 0.81% 1.70% 1.79% NCOs/Avg Loans 0.03 0.03 0.09 0.64 0.16 0.22 0.05 NPAs and TDRs/Assets 0.19 1.09 1.10 0.77 1.24 1.69 1.68 Reserves/Loans 0.76 0.89 0.97 0.80 0.79 0.80 0.85 Reserves/NPLs 313.6 68.7 64.8 162.7 97.4 46.9 47.3

Delinquent Loans 15 Dollars in thousands Excludes Purchased SBA/USDA Loans At 3/31/12 30-59 days 60-89 days 90+ Days OREO 1-4 Family Residential $3,584 $20 $3,641 $264 CRE and Multifamily 242 1412 2,479 120 Other Commercial 0 0 595 0 Consumer 180 281 269 0 Total $4,006 $1,713 $6,984 $384

Securities Portfolio 16  Savings Institute maintains a diversified securities portfolio totaling $233 million as of March 31, 2012  Savings Institute has previously taken $1.2 million in OTTI charges on 1 pooled trust preferred security and 2 non agency MBS  Savings Institute performs impairment analyses on its securities portfolio quarterly  As of March 31, 2012, investments below investment grade consisted of pooled trust preferred securities with a book value of $6.2 million and a fair value of $3.5 million and non - agency MBS with a book value of $6.0 million and a fair value of $5.6 million March 31, 2012 USG and Agency Obligations 35% GSE Debt Obligations 12% Agency MBS - Residential 46% Non - Agency MBS - Residential/ HELOC 4% Corporate Debt 5% CDOs (TRuPs) 1% State and Municipal Debt 3%

$278,632 $273,897 $314,811 $311,309 $289,563 $272,637 $274,318 $260,044 $274,438 $305,840 $347,478 $371,151 $429,289 $446,869 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 2006 2007 2008 2009 2010 2011 3/31/2012 ($000s) Time Deposits Non - Time Deposits Deposit Mix 17  Savings Institute has grown deposits and emphasized the growth of core deposits through investments to its branch network, new product offerings and attracting commercial deposits from small and medium size businesses  From 2006 to 2011, total deposits and non - time deposits have grown at CAGRs of 5.4% and 10.5%, respectively Total deposits exclude mortgagors’ and investors’ escrow accounts. Cost of Interest Bearing Deposits 2.74% 3.19% 2.85% 2.25% 1.55% 1.18% 0.97%

Electronic Banking 18 12/31/2010 12/31/2011 Transactions at SIBT ATMs 819,928 832,388 Debit Signature Transactions 2,030,143 2,242,172 Debit POS/ATM Transactions 2,295,683 2,449,009 On Line Bill Pay Transactions 310,588 321,843 eStatement Accounts 9,027 11,240 EBills 439 952 Mobile Browser Sessions 0 85,057

Mortgage Banking 19 Dollars in thousands  Given this low interest rate environment, Savings Institute sells many of the residential mortgage loans it originates in order to avoid interest rate risk in the future. The Bank retains the servicing portion and receives a fee for doing so. 3/31/2011 3/31/2012 Residential Mortgage Loans Originated $14,249,000 $18,274,000 Sold 19,844,000 10,915,000 Residential Loans Sold / Serviced $163,778,354 $181,969,000 For the Three Months Ended

Core Profitability 20  Core earnings have remained profitable, after excluding the following events:  2008 write down on securities of $7.1 million  2009 FDIC special assessment of $393,000  2011 $500,000 cash contribution to SI Financial Group Foundation  2012 loss of $486,000 (pre - tax) on the sale of SI Trust Servicing Dollars in Thousands * Excludes events as noted above. $2,778 $1,412 $1,713 $690 $3,003 $2,917 $889 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2006 2007 2008* 2009* 2010 2011* 3/31/2012*

Strong Capital Profile 21 (1) Represents bank level data.  Through internal capital generation Savings Institute has remained well capitalized throughout the current economic crisis  As a result of our recent 2 nd step offering, Savings Institute continues to have a strong capital base for growth and execution of its business plan As of March 31, 2012 Regulatory Minimum Actual Leverage (1) 4.00% 10.76% Tier 1 (1) 4.00 21.10 Total Risk Based Capital (1) 8.00 22.30

Dividends and Buybacks 22  Between March 2005 and March 2012 SI Financial has paid stockholders a total of $0.92 in quarterly dividends  Quarterly dividend was suspended in January 2009 in order to preserve capital  With improving earnings outlook, quarterly dividend of $0.03 reinstated in May 2010 resulting in a current dividend yield of 1.04%*  Approved to begin Buybacks * The rate of such dividends will be in the discretion of the board of directors and will depend upon a number of factors. No as surance can be given that SI Financial will continue to pay dividends or that they will not be reduced in the future.

Investment Merits  Community - oriented bank with experienced management team  Managed company through different credit cycles  Executed various bank and non - bank acquisitions  Strong asset quality track record and reserve coverage levels  Strong core deposit base  Diversified loan portfolio  Internal and external growth opportunities 23

Trading Multiples 24 (1) Peer Group consists of Nationwide thrifts with assets between $500M and $1.5B and market caps between $75M and $130M. Data as of April 27, 2012 Source: SNL Financial SIFI Average Median Average Median Price $11.54 Price / LTM EPS 44.4x 21.2x 14.9x 27.3x 25.1x Price / Book 92.77% 103.19% 86.43% 92.77% 91.94% Price / Tangible Book 95.30% 110.06% 88.76% 97.38% 98.08% Peer Group (1) New England Thrifts

Appendix I: Non - GAAP Financial Measures